Exhibit 99.1

Hercules Technology Growth Capital Prepares for Growth by Expanding Its Team
to Include Four New Managing Directors

Company Launches New Lower Middle Market Healthcare Group and Expands Its
Lower Middle Market Technology Group as the Private Equity and Venture Capital
Markets Show Encouraging Signs of Improvement

PALO ALTO, Calif.--(BUSINESS WIRE)--December 16, 2009--Hercules Technology Growth Capital, Inc. (NASDAQ: HTGC), the leading specialty finance company providing venture debt and equity to venture capital and private equity-backed technology and life science companies at all stages of development, today announced that it has hired four additional managing directors, Ernie Panos, Keith Cox, Todd Jaquez-Fissori, and “Mac” Gerlach. Mr. Panos and Mr. Cox will be located in Hercules’ Boston office and will focus on evaluating companies in the later stage and lower middle market segment within the healthcare industries, while Mr. Jaquez-Fissori and Mr. Gerlach will be based in the Palo Alto office concentrating on investments within the venture capital and private equity technology sector, respectively.

“As we indicated during our last earnings call, we have begun to position Hercules for growth and new investment originations which we expect will commence in the first quarter of 2010. In anticipation of this, we are actively bolstering our team with experienced individuals who will significantly expand our later stage and lower middle market group, while also launching a new group focused on EBITDA positive healthcare companies to capitalize on the growing demand for companies seeking capital as a result of the lack of competition,” said Manuel A. Henriquez, co-founder, chairman and chief executive officer of Hercules. “We are pleased to welcome Ernie, Keith, Todd and Mac to our seasoned team of investment professionals. We continue to look for experienced professionals to broaden our existing team and ramp up our origination process throughout the next few quarters of 2010.”

Mr. Panos has more than 15 years financial experience, including principal debt, and equity oversight, specializing in capital market transactions, such as mergers and acquisitions, senior debt, investment-grade debt, high-yield debt, convertible securities, private/public equity, and derivatives. Previously, Mr. Panos was a managing director at HighPoint Capital Management, LLC. He also held positions at NewStar Financial, Inc., Bariston Partners, LLC, Wachovia Securities, A.G. Edwards & Sons, Inc. and J.P. Morgan Securities, and he received his MBA in finance and accounting from the University of Chicago.

Mr. Cox is a seasoned banking executive with more than 15 years of experience evaluating and negotiating deals. Most recently, Mr. Cox served as director and vice president overseeing new loan originations and credit risk underwriting, with a focus on the healthcare sector, at NewStar Financial, Inc. He previously held positions at FleetBoston Financial Corporation and the U.S. Navy, and he received his MBA in finance and operations from Yale School of Management.

Mr. Jaquez-Fissori joins with more than 15 years of venture capital and operational experience. Prior to Hercules, Mr. Jaquez-Fissori served as Director at TriplePoint Capital managing early and later stage technology investments. In addition, he has held positions at Siemens Venture Capital, Boulder Ventures and Mayfield Venture Fund, and he received his MBA in entrepreneurial management from the Wharton School at the University of Pennsylvania.

Mr. Gerlach brings over 12 years of transactional expertise to Hercules. He is experienced in senior debt, venture debt, second lien debt, mezzanine debt and equity investments. Prior to joining Hercules, Mr. Gerlach held positions at Triplepoint Capital, NewStar Financial, Fundamental Capital, Thios Pharmaceuticals, Aviron Vaccines, Morgan Stanley, and Citigroup. Mr. Gerlach received his MBA from the University of California’s Haas School of Business and earned a BS in Chemistry and Cellular/Molecular Biology from the University of Michigan.

About Hercules Technology Growth Capital, Inc.:

Hercules Technology Growth Capital, Inc. is a NASDAQ traded specialty finance company providing debt and equity growth capital to technology and life science companies at all stages of development. Founded in December 2003, the company primarily finances privately held companies backed by leading venture capital and private equity firms. Hercules invests in a broad range of ventures active in technology and life science industries and offers a full suite of growth capital products at all levels of the capital structure. The company is headquartered in Palo Alto, Calif. and has additional offices in the Boston, Boulder and Chicago areas. Providing capital to publicly-traded or privately-held companies backed by leading venture capital and private equity firms involves a high degree of credit risk and may result in potential losses of capital. For more information, please visit www.htgc.com.

Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650-289-3060.

Forward-Looking Statements:

The statements contained in this release that are not purely historical are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market turbulence, and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

CONTACT:
Hercules Technology Growth Capital, Inc.
Main, 650-289-3060 HT-HN
info@htgc.com
Sally Borg, 650-289-3066
sborg@htgc.com